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                                                                    Exhibit 99.2



                        [LETTERHEAD OF UBS WARBURG LLC]



The Board of Directors
MediChem Life Sciences, Inc.
2501 Davey Road
Woodridge, Illinois 60517


Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the caption "SUMMARY -- Opinion of MediChem's Financial Advisor" and "THE MERGER -- Opinion of MediChem's Financial Advisor" in, the Proxy Statement/Prospectus of MediChem Life Sciences, Inc. ("MediChem") and deCODE Genetics, Inc. ("deCODE") relating to the proposed merger involving MediChem and deCODE, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of deCODE. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                             /s/ UBS WARBURG LLC
                                             -----------------------------------
                                             UBS WARBURG LLC

New York, New York
January 31, 2002